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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of The Bon-Ton Department Stores, Inc. and The Bon-Ton Stores, Inc. of our report dated April 25, 2006 relating to the financial statements of the Northern Department Store Group, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Birmingham, Alabama
June 26, 2006